UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2009

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 16, 2009, Carrizo Oil & Gas, Inc. (the “Company”) entered into the Eleventh Amendment (the “Eleventh Amendment”) to the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Credit Agreement”).

Pursuant to the Eleventh Amendment, the Credit Agreement was amended to, among other things, (1) increase the borrowing base from $290 million to $350 million and (2) increase the aggregate commitments of the lenders under the Credit Agreement from $284 million to $350 million.

The foregoing description of the Eleventh Amendment is not complete and is qualified by reference to the complete document, which is filed as an exhibit to this Current Report and incorporated by reference herein.

Item 7.01                      Regulation FD Disclosure.

On December 14, 2009, the Company issued a press release regarding an agreement by its bank syndicate to increase the Company’s borrowing base under the Credit Agreement and an update on the Company’s hedging program, which is furnished as Exhibit 99.1 to this report.

On December 15, 2009, the Company issued a press release regarding a strategic joint venture with Sumitomo Corporation in the Barnett Shale, which is furnished as Exhibit 99.2 to this report.

Statements in the press releases furnished in Exhibits 99.1 and 99.2 that are not historical facts, including those related to capital expenditures, future credit facility redeterminations, confidence of the Company’s banking consortium in the Company’s assets and business strategy, additional available liquidity, and the effectiveness (including timing) of the expected borrowing base and credit commitment increases, effect and results of the joint venture, future drilling and completion and other operations, Sumitomo Corporation’s participation in wells and expansion of the relationship with Sumitomo Corporation, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the failure of the lenders to agree to definitive agreements to effect the expected borrowing base and credit commitment increases, actions by Sumitomo Corporation, market and other conditions, capital needs and uses, commodity price changes, effects of the global financial crisis on exploration activity, results of and dependence on exploratory drilling activities, operating risks, governmental regulation and permitting, other land issues, weather, and other risks described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

None of the information furnished in Item 7.01 and the accompanying exhibits will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report and the

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accompanying exhibits is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report and the accompanying exhibits is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1
Eleventh Amendment to Credit Agreement dated as of December 16, 2009 among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent and issuing bank.

99.1	Press Release issued by Carrizo Oil & Gas, Inc. on December 14, 2009.
99.2	Press Release issued by Carrizo Oil & Gas, Inc. on December 15, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and
Chief Financial Officer

Date:  December 17, 2009

Exhibit Index

Exhibit      Description

10.1
Eleventh Amendment to Credit Agreement dated as of December 16, 2009 among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent and issuing bank.

99.1	Press Release issued by Carrizo Oil & Gas, Inc. on December 14, 2009.
99.2          Press Release issued by Carrizo Oil & Gas, Inc. on December 15, 20009.